UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 9/27/2012

First Data Corporation

(Exact name of registrant as specified in its charter)

Commission File Number: 001-11073

Delaware	47-0731996
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

5565 Glenridge Connector, N.E.

Suite 2000

Atlanta, Georgia 30342

(Address of principal executive offices, including zip code)

(404) 890-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Definitive Material Agreement

1. September 2012 Incremental Joinder Agreement with Respect to Credit Agreement

On September 27, 2012, First Data Corporation (“First Data” or the “Company”) entered into an Incremental Joinder Agreement (the “Joinder Agreement”), relating to its Credit Agreement, dated as of September 24, 2007, as amended and restated as of September 28, 2007, as further amended as of August 10, 2010, March 24, 2011, March 13, 2012 and August 16, 2012, respectively, among First Data, the several lenders from time to time parties thereto and Credit Suisse AG, Cayman Islands Branch, as administrative agent (the “Credit Agreement”).

Pursuant to the Joinder Agreement, the Company incurred an aggregate principal amount of $750 million in new term loans maturing on September 24, 2018 (the “2018B Term Loans”).  The interest rate applicable to the 2018B Term Loans is a rate equal to, at the Company’s option, either (a) LIBOR for deposits in U.S dollars plus 500 basis points or (b) a base rate plus 400 basis points.  The Company used the net cash proceeds from the incurrence of the 2018B Term Loans to repay a portion of its outstanding dollar-denominated term loan borrowings maturing in 2014 (the “2014 Term Loans”) and to pay related fees and expenses.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Joinder Agreement, filed as Exhibit 10.1 hereto and incorporated by reference herein.

2.  First Supplemental Indenture with respect to 6 3/4% Senior Secured Notes due 2020

On September 27, 2012, First Data issued and sold $850,000,000 aggregate principal amount of additional 6 3/4% Senior Secured Notes due 2020 (the “additional notes”), which mature on November 1, 2020, pursuant to the indenture governing the 6 3/4% Senior Secured Notes due 2020 that were issued on August 16, 2012 (the “Existing 6 3/4% Notes”), by and among the Company, the guarantors party thereto and Wells Fargo Bank, National Association, as trustee (as supplemented by the First Supplemental Indenture, dated as of September 27, 2012, the “Indenture”).  The additional notes are expected to be treated as a single series with the Existing 6 3/4% Notes and will have the same terms as those of the Existing 6 3/4% Notes.  The additional notes and the Existing 6 3/4% Notes will vote as one class under the Indenture. The Company used the net proceeds from the issue and sale of the additional notes to repay a portion of the 2014 Term Loans and to pay related fees and expenses.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits

Exhibit No.

10.1

September 2012 Joinder Agreement, dated as of September 27, 2012, among the Company, certain of its subsidiaries, Credit Suisse AG, Cayman Islands Branch, as initial lender, and Credit Suisse AG, Cayman Islands Branch, as administrative agent, including:

Exhibit B - Marked Pages of the Conformed Credit Agreement

10.2

First Supplemental Indenture, dated as September 27, 2012, by and among the Company, the guarantors named therein and Wells Fargo Bank, National Association, as trustee, governing the additional 6 3/4% Senior Secured Notes due 2020.

10.3

Indenture, dated as August 16, 2012, by and among the Company, the guarantors named therein and Wells Fargo Bank, National Association, as trustee, governing the 6 3/4% Senior Secured Notes due 2020 (filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on August 20, 2012, and incorporated herein by reference).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Data Corporation

Date: October 2, 2012	By:	/s/ Stanley J. Andersen
Stanley J. Andersen
Vice President and Assistant Secretary

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